Exhibit 10.4

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

May 29 , 2014	$617,500

THINSPACE TECHNOLOGY, INC.

8% Convertible Debenture

Due May 29, 2017

FOR VALUE RECEIVED, Thinspace Technology, Inc. a Delaware corporation (hereinafter called the “Borrower” or the “Company”), hereby promises to pay to Greystone Capital Partners, Inc., a ___________ Corporation (the “Holder”), or order, without demand, the sum of up to SIX HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED Dollars ($617,500), with simple interest accruing at the rate described below, on May 29, 2017 (the "Maturity Date").

 NOW THEREFORE, the following terms shall apply to this Debenture:

ARTICLE I
GENERAL PROVISIONS

1.1           Payments. The entire unpaid principal amount (such amount to be equal to the amount actually paid by Holder to Borrower during the two (2) year period commencing on the date of this Debenture, it being acknowledged that $56,000 shall be paid by Holder to Borrower on the date of this Debenture, and that any such additional amounts (up to a maximum of $617,500) may be paid by Holder to Borrower in its discretion during the two (2) year period commencing on the date of this Debenture) due under this Debenture (the “Principal”) shall be due and payable on the Maturity Date. Interest on this Debenture (the “Interest”) will be payable annually. Interest shall be payable in cash or, at the Company’s option, in shares of the Company’s common stock, par value $0.001 per share (the "Common Stock").

           Upon any conversion in part by the Holder in accordance with Article II, the Holder and the Borrower shall in good faith recalculate the outstanding principal balance. Upon any full conversion by the Holder in accordance with Article II of all of the Interest and the Principal due hereunder, all of the Borrower's payment obligations shall terminate. All payments in respect of the indebtedness evidenced hereby shall be applied in the following order: to accrued Interest, Principal, and charges and expenses owing under or in connection with this Debenture.

           If any payment of interest is paid in Common Stock, the number of shares issuable will be determined utilizing the conversion ratio as set forth in Article II. Notwithstanding the foregoing, the Company’s right to pay this Debenture, including any Interest due thereunder, in shares of Common Stock upon the Maturity Date, is subject to the condition that: (i) the Common Stock is trading on the OTC Markets, OTC Bulletin Board, New York Stock Exchange, NYSE MKT or Nasdaq; and (ii) (a) there is an effective Registration Statement covering the shares to be issued by the Company to the Holder in satisfaction of any such interest or principal amount to be paid on the Maturity Date, or (b) the shares to be issued by the Company to the Holder in satisfaction of any such interest or principal amount to be paid are otherwise eligible for resale pursuant to Rule 144.

1.2           Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) from the date Principal was advanced in connection with this Debenture and shall be payable annually unless otherwise converted earlier at the election of the Holder as further described below.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee in whose name this Debenture is registered on the records of the Borrower regarding registration and transfers of Debentures (the “Debenture Register”).  However, should the Company fail to maintain current public information as defined in Rule 144 of the Securities Act of 1933, the interest rate shall increase to 18% per annum for that period when the Company’s filings are not up-to-date and the failure to timely file shall constitute a default allowing for acceleration of the Debenture.

1.3           Payment Grace Period. From and after the 10th day after an Event of Default under Section 3.1, the Interest Rate applicable to any unpaid amounts owed hereunder shall be increased to eighteen percent (18%) per annum.

1.4           Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Debenture is paid in full regardless of the occurrence of an Event of Default.This Debenture shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Holder may elect to extend the Maturity Date by the amount of days of the pendency of the Event of Default.

1.5           Corporate Existence.  So long as this Debenture remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a “Fundamental Change”) where the Company is not the surviving entity unless, prior to the consummation a Fundamental Change, the Company shall have given the Holder not less than fourteen (14) days prior written notice to the Holder.  In any such case, the Holder will have the right to put this Debenture to the Company up to the time of the effectiveness of the Fundamental Change at 150% of the then outstanding Principal plus any unpaid and accrued Interest.

ARTICLE II
CONVERSION RIGHTS AND REDEMPTION RIGHTS

The Holder shall have the right to convert the principal and accrued and unpaid interest due under this Debenture into Shares of the Borrower's Common Stock as set forth below.

2.1           Conversion into the Borrower's Common Stock.

(a)           The Holder shall have the right from and after six (6) months from the date of the issuance of this Debenture and then at any time until this Debenture is fully paid, to convert any outstanding and unpaid principal portion of this Debenture, and accrued Interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Debenture (such shares, the “Conversion Shares”), or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (the “Other Securities”), at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is attached hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days from the Conversion Date (such third day being the “Delivery Date”) that number of Conversion Shares for the portion of the Debenture converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the principal amount of the Debenture being converted in the manner provided in Section 1.1 through the Conversion Date directly to the Holder on or before the Delivery Date. The number of Conversion Shares to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal of this Debenture and accrued interest to be converted, by the Conversion Price.

(b)            Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be 40% of the lowest closing bid price as of 4 pm (New York Time) for the Company’s stock during the previous 20 trading days.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of the following certain events while this conversion right remains outstanding:

                                A.           Reorganization, Consolidation, Merger, etc.; Reclassification.  In case at any time or from time to time, the Company shall, subject to Section 1.5 hereof, effect a Fundamental Change, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Debenture, on the conversion hereof as provided in Article II, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares (or Other Securities) issuable on such conversion prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so converted this Debenture, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2.1(c)(E).

                                           If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                                B.           Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Debenture after the effective date of such dissolution pursuant to this Article II to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Debentures.

                                C.           Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article II, this Debenture shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the conversion of this Debenture after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Debenture as provided in Section 2.1(c)(E). In the event this Debenture does not continue in full force and effect after the consummation of the transaction described in this Article II, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of this Debenture be delivered to the Trustee as contemplated by Section 2.1(c)(B).

            D.           Share Issuance.  If at any time this Debenture is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price in respect of the Shares, without the consent of the Holders of this Debenture, except with respect to Excepted Issuances, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder (of only the Conversion Shares still owned by the Holder) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share.  For the purposes hereof, "Excepted Issuances" means any offer, issuance or agreement to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans, (iv) the conversion of any of the Debentures, (v) the payment of any interest on the Debentures, and (vi) as has been described in the Reports filed with the Commission or delivered to the Holder prior to the issuance of this Debenture (collectively, the “Excepted Issuances”).  The delivery to the Holder of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock.  For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance.  The rights of the Holder set forth in this Section 2.1 (c)(D), are in addition to any other rights the Holder has pursuant to this Debenture, any Transaction Document and any other agreement referred to or entered into in connection herewith.

                                E.           Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) subject to Section 1.5 hereof, combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 2.1(c)(E). The number of Conversion Shares that the Holder of this Debenture shall thereafter, on the conversion hereof as provided in Article II, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section 2.1(c)(E)) be issuable on such conversion by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section 2.1(c)(E)) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such conversion.

                                F.           Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the conversion of the Debentures, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Debenture and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Conversion Price and the number of Conversion Shares to be received upon conversion of this Debenture, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Debenture. The Company will forthwith mail a copy of each such certificate to the Holder of the Debenture and any transfer agent of the Company.

            G.           Delay in Clearing. The Company shall issue shares to the Holder as set forth in 2.1(b) (“Initial Conversion Price”). However if the conversion price for the common stock on the Clearing Date (defined below) is lower than the Initial Conversion Price, then the Initial Conversion Price shall be adjusted such that the Discount shall be taken based on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Conversion Price, with such additional issuance being subject to the limitation on conversion as set forth in 2.11, below.  For purposes of this Agreement, the Clearing Date shall be on the date in which the conversion shares are deposited into the Purchaser’s brokerage account and Purchaser’s broker has confirmed with Purchaser that the Purchaser may execute trades of the conversion shares. The Holder shall represent and warrant that the shares were promptly tendered to the Holder’s broker and that the delay is not the result of the Holder failing to provide the Broker or Clearing Firm with appropriate documentation to clear such shares including but not limited to this Debenture.

2.2           Method of Conversion. This Debenture may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Securities Purchase Agreement, dated on or about the date hereof, between the Company and the Holder (the “Purchase Agreement”). Upon partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid.

2.3           Issuance Below Par.  The Parties hereto agree that Delaware Law allows for the issuance of conversion shares under this section even if such conversion price is less than the shares’ stated par value, and that such shares shall be issued in response to a Conversion Request regardless of Conversion Price.

2.4           Intentionally Left Blank.

2.5           Conversion of Debenture.

          (a)           Upon the conversion of this Debenture or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of Conversion Shares issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares provided the Conversion Shares are being sold pursuant to an effective registration statement covering the Conversion Shares or are otherwise exempt from registration.

          (b)           Holder will give notice of its decision to exercise its right to convert this Debenture or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is attached as Exhibit A to the Debenture) to the Company via confirmed telecopier transmission, email, or overnight courier or otherwise pursuant to Section 4.2 of this Debenture. The Holder will not be required to surrender this Debenture until this Debenture has been fully converted or satisfied, with each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined above). The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of this Debenture to the Holder via express courier for receipt by such Holder on or before the Delivery Date (as defined above). In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements.  A Debenture representing the balance of this Debenture not so converted will be provided by the Company to the Holder if requested by Holder, provided the Holder delivers the original Debenture to the Company.

          (c)           The Company understands and agrees that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 2.5(a) hereof, after the Delivery Date (as hereinafter defined) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Conversion Shares upon Conversion of the Debenture in the amount of $500 per business day after the Delivery Date for each $10,000 of Debenture principal amount being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Delivery Date the Holder will be entitled to revoke all or part of the relevant Notice of Conversion  by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

          (d)           Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

2.6           Injunction Posting of Bond. In the event a Holder shall elect to convert a Debenture or part thereof in whole or in part, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Debenture shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Holder in the amount of 120% of the amount of the Debenture, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

2.7           Optional Redemption.

Provided that no Event of Default under the Securities Purchase Agreement (“Purchase Agreement”) or this Debenture exists, the Borrower will have the option of prepaying the outstanding principal amount of this Debenture ("Optional Redemption"), in whole or in part, together with interest accrued thereon, by paying to the Holder a sum of money equal to one hundred five percent (105%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon and interest that will accrue until the actual repayment date and any and all other sums due, accrued or payable to the Holder arising under this Debenture, the Purchase Agreement or any Transaction Document (as defined in the Purchase Agreement) (the "Redemption Amount") on the day written notice of redemption (the "Notice of Redemption") is given to the Holder. The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than five (5) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of this Debenture for which the Holder has a pending election to convert, or for Conversion Notices given by the Holder prior to the Redemption Payment Date. On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no further right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default. The funds for such redemption may not come from a third party financing or other financing provided by the Holder and may not result in the subsequent assignment of this debt.

           2.8           Mandatory Redemption at Holder’s Election.  In the event the Company is prohibited from issuing Conversion Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in this Debenture or in the Purchase Agreement) or for any reason other than pursuant to the limitations set forth in Section 2.3 hereof, then at the Holder's election, the Company must pay to the Holder ten (10) business days after request by the Holder, at the Holder's election, a sum of money in immediately available terms equal to the greater of (i) the product of the outstanding principal amount of the Debenture designated by the Holder multiplied by 150%, or (ii) the product of the number of Conversion Shares otherwise deliverable upon conversion of an amount of Debenture principal and/or interest designated by the Holder (with the date of giving of such designation being a “Deemed Conversion Date”) at the then Conversion Price that would be in effect on the Deemed Conversion Date multiplied by the average of the closing bid prices for the Common Stock for the five consecutive trading days preceding either: (1) the date the Company becomes obligated to pay the Mandatory Redemption Payment, or (2) the date on which the Mandatory Redemption Payment is made in full, whichever is greater, together with accrued but unpaid interest thereon and any liquidated damages then payable (“Mandatory Redemption Payment”).  The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner (“Mandatory Redemption Payment Date”).  Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 2.5(c) hereof, that have been paid or accrued for the twenty (20) day period prior to the actual receipt of the Mandatory Redemption Payment by the Holder shall be credited against the Mandatory Redemption Payment.

          2.9           Buy-In.  In addition to any other rights available to the Holder, but without any duplicative recovery by the Holder, if the Company fails to deliver to the Holder the Conversion Shares issuable upon conversion of this Debenture by the Delivery Date and if after five (5) business days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Debenture principal and/or interest, the Company shall be required to pay the Holder $1,000, plus interest.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         2.10           Reservation. During the period the conversion right exists, Borrower will reserve and instruct its Transfer Agent to reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to 150% of the amount of Common Stock issuable upon the full conversion of this Debenture. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

          2.11           Maximum Conversion

(a) Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. By written notice to the Company, a Holder may waive the provisions of this Section 2.3(a) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other Holder.

(b)           Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. This provision may not be waived.

2.12           Short sales.  The Holder shall not sell short the common shares of the Company without first having sent a conversion request to the Company or having such shares available to cover such short sale prior to entering into such short sale.

ARTICLE III
EVENTS OF DEFAULT

An “Event of  Default,”  wherever  used  herein, means any one of the following events  (whatever  the reason and whether it shall be voluntary  or involuntary or effected by operation of law or pursuant to any judgment,  decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

3.1           Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal, Interest or other sum due under this Debenture when due and payable.

3.2           Breach of Covenant. The Borrower breaches any other covenant or other term or condition of the Purchase Agreement or this Debenture ) in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.6           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within thirty (60) days of initiation.

3.7           Non-Payment.  A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $200,000 for more than forty-five (45) days after the due date. Any obligations in default prior to December 15th, 2013 are not an “Event of Default” under this agreement.

3.8           Stop Trade. An SEC or judicial stop trade order or trading suspension on any trading market on which such Common Stock may be listed or quoted, that lasts for five or more consecutive trading days.

3.9           Failure to Deliver Common Stock or Replacement Debenture. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the time required by this Debenture.

                3.10         Failure to Maintain Current Public Information. The Company’s failure to maintain current public information as defined in Rule 144 of the Securities Act of 1933 or failure to timely file its reports as required by Securities Exchange Act of 1934.

3.11         Reverse Splits.  The Borrower effectuates a reverse split of its Common Stock without the prior written consent of the Holder.

3.12         Reservation Default.  Failure by the Borrower to have reserve for issuance upon conversion of the Debenture the amount of Common stock as set forth in the Purchase Agreement.

3.13         Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties.

3.14           Change in Control. A change in control of the Company without at least fourteen (14) days prior written notice to Holder. A change in control shall mean that more than 30% of the shares of common stock are consolidated in one person or entity so that the person or entity (other than any one or more of the Holders) may control the election of the board of directors or the passage of a proposal that would normally require a shareholder vote without such shareholder vote and that such person or entity was not a holder of shares of the Company at the date of execution hereof.

3.15           Asset Sales.  Any instance, undertaken without written consent  of the Holder, whereby the Company or any of its subsidiaries, sells, transfers, leases or otherwise disposes (including pursuant to a merger) of substantially all of the Company’s assets, including any asset constituting an equity interest in any other person, except sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property, in each case in the ordinary course of the Company’s business and consistent with past practice.

3.16           Delisting.  Delisting of the Common Stock from on any trading market on which such Common Stock may be listed or quoted.

During the time that any portion of this Debenture is outstanding,  if any Event of Default has occurred,  the remaining principal amount of this Debenture, together with interest and other amounts owing in respect   hereof,  to the date of  acceleration  shall become, at the  Holder's  election,  immediately  due and payable in cash,  provided  however,  the Holder may request  (but shall have no obligation  to request)  payment of such amounts in Common Stock of the Borrower. In addition to any other remedies,  the Holder shall have the right (but not the obligation)  to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in effect. For an Event of Default to be deemed to have occurred, the Holder must provide written notice notifying the Holder when an Event of Default occurs or at the Maturity Date of the Debenture. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment  shall affect any subsequent  Event of Default or impair any right  consequent  thereon.  Upon an Event of Default,  notwithstanding  any other provision of this Debenture or any Transaction Document,  the Holder shall have no obligation to comply with or adhere to any  limitations,  if any, on the conversion of this Debenture or the sale of the Conversion Shares, Shares or Other Securities.

ARTICLE IV
MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                4.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Thinspace Technology, Inc., 5535 S. Williamson Blvd., Unit 751, Port Orange, FL 32128, and (ii) if to the Holder, to Greystone Capital Partners LLC, PO Box 276158, Boca Raton, Florida 33427.

4.3           Amendment Provision. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5           Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6           Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida located in Broward County, Florida. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8           Waiver of Jury Trial.  THE PARTIES HEREBY  KNOWINGLY,  VOLUNTARILY AND  INTENTIONALLY WAIVE  THE  RIGHT  ANY OF THEM  MAY HAVE TO A TRIAL  BY JURY IN  RESPECT  OF ANY LITIGATION  BASED  HEREON OR ARISING OUT OF,  UNDER OR IN  CONNECTION  WITH THIS AGREEMENT  OR ANY  TRANSACTION  DOCUMENT  OR ANY  COURSE OF  CONDUCT,  COURSE OF DEALING,  STATEMENTS  (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION  IS  A  MATERIAL  INDUCEMENT  FOR  THE  PARTIES'  ACCEPTANCE  OF  THIS AGREEMENT.

4.9           Redemption. This Debenture may not be redeemed or paid without the consent of the Holder except as described in this Debenture or in the Purchase Agreement.

4.10           Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Debenture. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

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SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by an authorized officer as of the 29th day of May, 2014.

THINSPACE TECHNOLOGY, INC.

By:	/s/ Robert Zysblat
Name: Robert Zysblat
Title: President

Exhibit A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture originally issued May __, 2014)

TO:

The undersigned hereby irrevocably elects to convert $_________________ of the  principal  amount of the above  Debenture  into  Shares of Common  Stock of ________________________,  according to the conditions  stated therein,  as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Amount to be converted:	$

Amount of Debenture unconverted:	$

Conversion Price per share:	$

Number of shares to be issued:

Amount of Interest Converted:	$

Conversion Price per share:	$

Number of Interest shares of to be issued:

Total Number of shares of to be issued:

Issue to:

Broker DTC Participant Code:

Account Number:

If to be issued in Certificate form, send to: